Exhibit 99.1

Willdan Announces Changes to Board of Directors

ANAHEIM, Calif.—(BUSINESS WIRE)— Willdan Group, Inc. (NASDAQ: WLDN) today announced that Curtis Probst has resigned from the Company’s Board of Directors, effective April 10, 2019.  Also effective as of this date, the Board has elected Robert “Bob” Conway to fill Mr. Probst’s seat on the Board.  Mr. Conway is expected to serve on the Audit Committee and the Strategy, Mergers and Acquisitions Committee.  The Willdan board will remain at nine members.

“We thank Curtis Probst for his contributions and service to the company,” said Tom Brisbin, Willdan’s Chairman and CEO.  “We believe that Bob Conway will be a valuable member of our Board of Directors, as he brings significant expertise in technical accounting and Sarbanes-Oxley compliance.  Bob has had a distinguished accounting and auditing career, including serving as an audit partner at KPMG, a regional leader at the Public Company Accounting Oversight Board (PCAOB), and, most recently, as Senior Professional Practice Director at CNM LLP, a technical accounting advisory firm.”

Robert Conway Biography:
Mr. Conway has 40 years of experience in the accounting and auditing field.  Mr. Conway joined KPMG in 1978 and became a KPMG Audit Partner in 1987.  Mr. Conway was responsible for audits of multinational public and private companies in the technology, manufacturing, automotive, and transportation industries.  Mr. Conway retired from KPMG in 2005 to join the PCAOB where he later became a Regional Associate Director with leadership responsibility for the PCAOB’s Los Angeles and Orange County offices.  During Mr. Conway’s nine-year tenure at the PCAOB, Mr. Conway led inspections of audits of several of the largest public companies registered on US stock exchanges.  While at the PCAOB, Mr. Conway authored a recommendation to the US Treasury Department’s Advisory Committee on the Auditing Profession that ultimately gave rise to the PCAOB’s Audit Quality Indicator initiative.  In 2015, Mr. Conway joined CNM LLP, a technical accounting advisory firm, as the Senior Professional Practice Director with quality control responsibility for CNM’s technical services.  Mr. Conway retired from CNM in early 2019.

About Willdan
Willdan is a nationwide provider of professional technical and consulting services to utilities, government agencies, and private industry.  Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting.  For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements
Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates.  It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy efficiency services market, changes in state, local, and regional economies and government budgets, Willdan’s ability to win new contracts, to renew existing contracts (including with its three primary customers and the two primary customers of recently acquired Lime Energy) and to compete effectively for contract awards through bidding processes and Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy.  Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 28, 2018.  Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contacts

Willdan Group, Inc.
Stacy McLaughlin
Chief Financial Officer
714-940-6300
smclaughlin@willdan.com
or
Investor/Media Contact
Financial Profiles, Inc.
Tony Rossi, 310-622-8221
trossi@finprofiles.com